EX-FILING FEES

CALCULATION OF FILING FEE TABLES

F-3

BANK OF MONTREAL /CAN/

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $4,226,000. The prospectus is a final prospectus for the related offering.

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-264388

Final Prospectus: True